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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 1998



                               SHOP AT HOME, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




Tennessee                 0-25596                62-1282758
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(State or other         (Commission             (IRS Employer
jurisdiction of         File Number)            Identification No.)
incorporation)



                 5210 Schubert Road, Knoxville, Tennessee 37912
           ----------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (423) 688-0300
               --------------------------------------------------
              (Registrant's telephone number, including area code)



Item 2.  Acquisition or Disposition of Assets

         On March 27, 1998, SAH Acquisition Corporation II ("SAH II"), a Tennessee corporation and a wholly-owned subsidiary of Shop at Home, Inc. ("the Company"), acquired the assets and broadcast licenses of Television Station KCNS, San Francisco, California; WRAY, Wilson, North Carolina; and WOAC, Canton Ohio. The Stations were purchased pursuant to an Asset Purchase Agreement, dated September 23, 1997, by and between Global Broadcasting Systems, Inc., and its affiliate ("Global") and SAH II, as purchaser.

         Global Broadcasting Systems, Inc. and its affiliate are subject to a proceeding (the "Bankruptcy Proceeding") under Chapter




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11 of Title 11 of the United States Code in the United States Bankruptcy Court
for the Southern District of New York (as debtors in the Bankruptcy Proceeding, Global Broadcasting Systems, Inc. and its affiliate are referred to as "Global"). Under the Asset Purchase Agreement, SAH II agreed to acquire two broadcast television stations owned by Global, being KCNS and WRAY. Also under the Asset Purchase Agreement, SAH II agreed to assume the legal right and obligation of Global under an executory purchase contract (the "Executory Contract") to acquire WOAC. The Company guaranteed the performance of SAH II under the Asset Purchase Agreement. An order of the Bankruptcy Court approved the Asset Purchase Agreement on November 20, 1997. The total purchase price payable by SAH II to Global in connection with the acquisition was $52,350,000 (the "Global Purchase Price"), of which the Company paid a total of $4,863,750 into an escrow account held by the trustee appointed to manage Global by the Bankruptcy Court and was applied to the Global Purchase Price at the closing. The balance of $47,486,250 was paid by the Company to Global at the closing of the acquisition.

         In connection with the assignment of the Executory Contract, SAH II purchased WOAC for a total purchase price of $23,500,000. SAH II received a credit for an escrow deposit previously paid by Global to the sellers of WOAC in the amount of $2,350,000 and made a cash payment of $21,150,000 at the closing of the purchase of WOAC.

         The obligations of the parties under the Asset Purchase Agreement and the Executory Contract were subject to receipt of the approval of the Federal Communications Commission ("FCC") of the Applications for Consent to Assignment of Broadcast Station Licenses (collectively, the "Applications") filed with respect to the broadcast licenses to be transferred to SAH II. The FCC published public notice of its approval of the Applications for KCNS and WRAY on December 15, 1997, and such approval became a final order on January 25, 1998. The FCC published public notice of its approval of the Application for WOAC on January 29, 1998, and such approval became a final order on March 10, 1998.

         Funds for the acquisition of the stations was obtained from the proceeds of the sale by the Company of 11,500,000 shares of its Common Stock, par value $.0025 per share, at a price of $3.50 per share, for a total gross proceeds of $40,250,000; and the issuance of the Company of its 11% Senior Secured Notes Due 2005, for total gross proceeds of $75,000,000. These offerings were made pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), filed on January 14, 1998 (Registration No. 333-44251), as amended by Amendment No. 1 filed on March 5, 1998, and Amendment No. 2 on March 23, 1998. The Registration Statement was declared effective by the SEC on March 23, 1998, and the closing of the issuance of the above described shares and notes occurred on March 27, 1998. On March 27, 1998, the Company issued a total of





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10,000,000 shares, and thereafter on April 7, 1998 issued an additional
1,500,000 shares upon exercise of the option granted to the underwriters to cover over-allotments. The Registration Statement, as amended, is hereby incorporated by reference.

         The acquisition of the Stations was accounted for by the Company as an acquisition of assets and not the acquisition of a "business," as defined in SEC Rule 210.11-01(d). Accordingly, no financial statements as specified in Item 7 of Form 8-K with respect to the operation of Global prior to the acquisition or pro forma financial information with respect thereto is presented herein. The Company reached this conclusion because, with the exception of a de minimis period of time, none of the acquired stations have been historically operated as a broadcast outlet for home shopping programming of Global or the predecessor in title, and the Company concluded that there was no continuity of revenues from those stations from which relevant historical information could be derived. On January 5, 1998, the Registrant received a letter from the SEC Division of Corporation Finance confirming and agreeing with the Company's decision to account for the purchase as an acquisition of assets.

         The Registration Statement contains disclosures regarding the anticipated effects of the acquisition of the Stations on the Company's financial condition, liquidity, capital resources, and operating results. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources."

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SHOP AT HOME, INC.
                                       (Registrant)



                                       By: /s/ George J. Phillips
                                       -------------------------------------
                                       George J. Phillips
                                       Vice President and General Counsel

Date: May 11, 1998



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